UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2008, The Williams Companies, Inc. (the "Company") entered into a separation agreement release and consulting agreement with Mr. Michael P. Johnson, the former Senior Vice President and Chief Administrative Officer of the Company.

Pursuant to the terms of the agreements, Mr. Johnson agreed to provide consulting services to the Company for a period of up to nine (9) months following March 31, 2008 in exchange for a payment of $263,758. The Company determined that the continued availability of Mr. Johnson's services after his retirement is needed in order to provide an orderly transition of duties to his successor.

In exchange for Mr. Johnson's comprehensive release and agreements concerning non-disparagement, non-solicitation of Company's employees, and maintaining confidentiality of Company information, the Company paid Mr. Johnson the sum of $500,000. The Company also agreed to continue to provide Mr. Johnson with financial planning services through July 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

April 4, 2008	By:	Brian K. Shore

Name: Brian K. Shore
Title: Corporate Secretary